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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         JUNE 20, 2000

                         TITAN MOTORCYCLE CO. OF AMERICA

               (Exact Name of Registrant as Specified in Charter)


         NEVADA                         000-24477               86-0776876
(State or Other Jurisdiction           (Commission            (IRS Employer
  of Incorporation)                   File Number)         Identification No.)


2222 WEST PEORIA AVENUE, PHOENIX, ARIZONA                   85029
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code     (602) 861-6977

          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         On June 20, 2000, Titan Motorcycle Co. of America sold 650 shares of Titan's Series C Convertible Preferred Stock and a warrant to purchase 821,053 shares of Titan's common stock to Esquire Trade & Finance Inc. and 650 shares of Titan's Series C Convertible Preferred Stock and a warrant to purchase 821,053 shares of Titan's common stock to Celeste Trust Reg. in a private placement for a total of $1,300,000 in gross proceeds to Titan.

         Unless shareholder approval is obtained, the Series C Convertible Preferred Stock and warrants are convertible at any time into a maximum of 1,750,000 shares of Titan's common stock for Esquire and 1,750,000 shares of Titan's common stock for Celeste. For the first six months after issuance, the Series C Convertible Preferred Stock is convertible at a fixed conversion price of $.95. Thereafter, the conversion price is adjusted every three months to be the lower of (a) 80% of the average market price for the lowest three trading days during the last ten trading days prior to the adjustment date and (b) either (i) the current conversion price if 80% of the average market price is less than or equal to 200% of the current conversion price, or (ii) $.95 if 80% of the average market price is more than 200% of the current conversion price. The number of shares of common stock underlying the Series C Convertible Preferred Stock is subject to adjustment for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to Titan's common stock. Subject to certain restrictions in a subordination agreement with Titan's bank, Wells Fargo Bank, N.A., Esquire and Celeste each have the right to force Titan to redeem the Series C Convertible Preferred Stock at a premium upon the occurrence of any of the following events:

         1. The amount of common stock reserved for issuance upon conversion of the Series C Convertible Preferred Stock is less than 150% of the number of shares of common stock issuable upon potential conversion of the Series C Convertible Preferred Stock for 10 consecutive trading days and the Company fails to increase the reserved amount above the 150% threshold for 90 days thereafter;

         2. The Company is unable to issue sufficient shares of common stock upon conversion of the Series C Convertible Preferred Stock as a result of Nasdaq Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1); or

         3. The Company is unable to timely deliver certificates representing the common stock issuable on conversion of the Series C Convertible Preferred Stock.

         The net proceeds of the offering will be used for working capital and general corporate purposes.

         The terms of the private placement are set forth in full in the Securities Purchase Agreement attached as Exhibit 10.1 to this report. The rights and preferences of the Series C Convertible Preferred Stock are set forth in full in the Certificate of Designations attached as Exhibit 4.1 to this report. The warrants are subject to the terms and conditions of the warrants attached as Exhibits 4.2 and 4.3 to this report. Under the Registration Rights Agreement attached as Exhibit 4.5 to this report, Titan has agreed to prepare and file with the Securities and


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Exchange Commission a registration statement covering the resale of the shares underlying the Series C Convertible Preferred Stock and warrants.

         In exchange for the waiver of certain terms and conditions related to the placement of Titan's Series C Convertible Preferred Stock, Titan also issued common stock purchase warrants to the Series A and Series B Convertible Preferred Stock investors. Advantage Fund II Ltd. received a warrant to purchase 75,000 shares of Titan's common stock and Koch Investment Group Limited received a warrant to purchase 25,000 shares of Titan's common stock. Titan will include the 100,000 shares of Titan's common stock issuable upon exercise of these warrants in the registration statement covering the resale of the shares underlying the Series C Convertible Preferred Stock and warrants held by Esquire and Celeste. If Titan is unable to include the common stock underlying the Advantage and Koch warrants, it will file a separate registration statement covering these shares.

         Five-sixths of the warrants issued to Esquire and Celeste are exercisable at a price of $1.69 per share; the remaining warrants issued to Esquire and Celeste are exercisable at a price of $2.26 per share. All of the warrants expire June 30, 2005.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.


EXHIBIT
NUMBER   DESCRIPTION
------   -----------

4.1      Certificate of Designations of the Series C Convertible Preferred
         Stock, as filed on June 15, 2000

4.2      Warrant issued to Esquire Trade & Finance, Inc., dated June 20, 2000

4.3      Warrant issued to Celeste Trust Reg., dated June 20, 2000

4.4      Form of Warrant issued to Advantage Fund II Ltd. and Koch Investment
         Group Limited, dated June 20, 2000

4.5      Registration Rights Agreement with Esquire Trade & Finance Inc. and
         Celeste Trust Reg., dated as of June 20, 2000

10.1     Securities Purchase Agreement with Esquire Trade & Finance Inc. and
         Celeste Trust Reg., dated as of June 20, 2000




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Titan Motorcycle Co. of America

                                           By: s:/Francis S. Keery/
                                           Francis S. Keery
                                           Chief Executive Officer

Dated: June 21, 2000

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
                                 EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION OF EXHIBITS
------   -----------------------

4.1      Certificate of Designations of the Series C Convertible Preferred
         Stock, as filed on June 15, 2000

4.2      Warrant issued to Esquire Trade & Finance, Inc., dated June 20, 2000

4.3      Warrant issued to Celeste Trust Reg., dated June 20, 2000

4.4      Form of Warrant issued to Advantage Fund II Ltd. and Koch Investment
         Group Limited, dated June 20, 2000

4.5      Registration Rights Agreement with Esquire Trade & Finance Inc. and
         Celeste Trust Reg., dated as of June 20, 2000

10.1     Securities Purchase Agreement with Esquire Trade & Finance Inc. and
         Celeste Trust Reg., dated as of June 20, 2000


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